Effective May 29, 2009 the Companys Par
Value changed from GBp 5 to GBp 20.

THE RIGHTS OF OWNERS OF
RECEIPTS TO DIRECT THE VOTING
OF SHARES MAY BE RESTRICTED
AS DESCRIBED IN ARTICLES 16 AND
23 BELOW

Exhibit A to Deposit Agreement

No.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
  represents two (2) Deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
REPRESENTING ORDINARY SHARES
OF
5p NOMINAL VALUE PER SHARE
OF VERNALIS PLC
(AN ENGLISH PUBLIC LIMITED
COMPANY)

The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that
____________________________________
________________
____________________________________
_, or registered assigns IS THE OWNER OF
____________________________________
AMERICAN DEPOSITARY SHARES
representing deposited Ordinary Shares of
5p nominal value per share (herein called
Shares) of Vernalis PLC, an English public limited company (herein called the
Company).  At the date hereof, each
American Depositary Share represents two
(2) Shares deposited or subject to deposit under the deposit agreement at the London office of The Bank of New York, as custodian (herein called the Custodian). The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286



ARTICLE 1.	THE DEPOSIT
AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the amended and
restated deposit agreement, dated as July 7,
1992, amended and restated as of August 5,
1996, and as amended and restated as of
December 16, 2002, and as further amended
and restated as of June 4, 2007 (herein
called the Deposit Agreement), by and
among the Company, the Depositary, and all
owners and holders from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and holders of the Receipts and the rights
and duties of the Depositary in respect of the
Shares deposited thereunder and any and all
other securities, property and cash from time
to time received in respect of such Shares
and held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities) Copies of the Deposit
Agreement are on file at the Depositarys
Corporate Trust Office in New York City
and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
ARTICLE 2.	SURRENDER OF
RECEIPTS AND WITHDRAWAL OF
SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary for the cancellation of this
Receipt, and subject to the terms and
conditions of the Deposit Agreement, the
Memorandum and Articles of Association of
the Company and the Deposited Securities,
the Owner hereof is entitled to delivery, to
him or upon his order, of the number of
Deposited Securities at the time represented
by the American Depositary Shares for
which this Receipt is issued.  Delivery of
such Deposited Securities may be made by
the delivery of certificates to such Owner
hereof or as ordered by him or by the
delivery of other proper documents of title
endorsed or accompanied by proper
instruments of transfer.  Such delivery will
be made at the option of the Owner hereof,
either at the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates
for Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the request, risk
and expense of the Owner hereof.
ARTICLE 3.	TRANSFERS, SPLIT-UPS,
AND COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer, and duly stamped as may be
required by applicable law.  This Receipt
may be split into other such Receipts, or
may be combined with other such Receipts
into one Receipt, evidencing the same
aggregate number of American Depositary
Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary or the
Custodian may require payment from the
depositor of Shares or presenter of the
Receipt of a sum sufficient to reimburse it
for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge and fee with respect to Shares
being deposited or withdrawn or Receipts
being issued) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as
to the identity and genuineness of any
signature and may also require compliance
with such reasonable regulations, if any, as
the Depositary may establish consistent with
the provisions of the Deposit Agreement or
this Receipt, including, without limitation
Article 22 of this Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement, or
for any other reason subject to Article 22
hereof.  Notwithstanding any other provision
of the Deposit Agreement or this Receipt,
the surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares.  The Depositary will comply
with written instructions from the Company
requesting that the Depositary not accept for
deposit hereunder any Shares identified in
such instructions in order to facilitate the
Companys compliance with the U.S.
securities laws.
ARTICLE 4.	LIABILITY OF OWNER
FOR TAXES.
      If any tax or other governmental
charge shall become payable by the
Custodian or Depositary with respect to any
Receipt, American Depositary Shares or any
Deposited Securities represented by any
American Depositary Shares evidenced
hereby, such tax or other governmental
charge shall be payable by the Owner hereof
to the Depositary.  The Depositary may
refuse to effect any transfer of this Receipt
or any withdrawal of Deposited Securities
evidenced hereby until such payment is
made, and may withhold any dividends or
other distributions, or may sell for the
account of the Owner hereof any part or all
of the Deposited Securities evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge, the Owner hereof
remaining liable for any deficiency.
ARTICLE 5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
hereunder shall be deemed thereby to
represent and warrant that such Shares and
each certificate therefor are validly issued,
fully paid and non-assessable and that the
person making such deposit is duly
authorized so to do.  Every such person shall
also be deemed to represent that the deposit
of Shares or sale of Receipts by that person
is not restricted under the Securities Act of
1933.  Such representations and warranties
shall survive the deposit of Shares and
issuance of Receipts.
ARTICLE 6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship, residence, exchange control
approval, legal or beneficial ownership or
such information relating to the registration
on the books of the Company (or the
appointed agent of the Company for transfer
and registration of Shares) of the Shares
presented for deposit, or other information,
and to execute and deliver to the Depositary
or the Custodian such certificates, including
such representations and warranties, as the
Depositary may deem necessary or proper or
as the Company may require by written
request to the Depositary or the Custodian.
Subject to the provisions of Section 2.6 of
the Deposit Agreement, the Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution or
sale of any dividend or other distribution or
rights or of the proceeds thereof or the
delivery of any Deposited Securities
pertaining to such Receipt until such proof
or other information is filed or such
certificates are executed.  Upon the
Companys reasonable request, the
Depositary shall provide the Company, in a
timely manner, with copies of any such
proofs of citizenship or residence, exchange
control approval, legal or beneficial
ownership which it receives.  No Share shall
be accepted for deposit unless accompanied
by evidence satisfactory to the Depositary
that any necessary approval has been
granted by the governmental body in the
United Kingdom, if any, which is then
performing the function of the regulation of
currency exchange.
ARTICLE 7.	CHARGES OF
DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign
Registrar and applicable to transfers of
Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the terms of the Deposit Agreement, (3)
such cable, telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of Foreign Currency pursuant to Section 4.5
of the Deposit Agreement, (5) a fee not in
excess of $5.00 or less per 100 American
Depositary Shares (or portion thereof) for
the execution and delivery of Receipts
pursuant to Sections 2.3 and 4.3 of the
Deposit Agreement and the surrender of
Receipts pursuant to Section 2.5 of the
Deposit Agreement, and (6) a fee not in
excess of $.02 or less per American
Depositary Share (or portion thereof) for any
cash distribution made pursuant to the
Deposit Agreement including but not limited
to Sections 4.1 through 4.4 thereof.
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
ARTICLE 8.	LOANS AND PRE-
RELEASE OF SHARES AND
RECEIPTS.
      In its capacity as Depositary, the
Depositary will lend neither the Shares held
under the Deposit Agreement nor the
Receipts; provided, however, that the
Depositary reserves the right to (i) issue
Receipts prior to the receipt of Shares
pursuant to Section 2.2 of the Deposit
Agreement and (ii) deliver Shares prior to
the receipt and cancellation of Receipts
pursuant to Section 2.5 of the Deposit
Agreement, including Receipts which were
issued under (i) above but for which Shares
may not have been received.  The
Depositary may receive Receipts in lieu of
Shares under (i) above and receive Shares in
lieu of Receipts under (ii) above.  Each such
transaction will be (a) accompanied by a
written representation from the person to
whom Receipts or Shares are to be delivered
that such person, or its customer, owns the
Shares or Receipts to be remitted, as the
case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
Depositary will normally limit the number
of American Depositary Shares and Shares
involved in such transactions at any one
time to thirty percent (30%) of the number
of American Depositary Shares outstanding
(without giving effect to American
Depositary Shares evidenced by Receipts
outstanding under (i) above), or Shares held
under the Deposit Agreement, respectively;
provided, however, that the Depositary
reserves the right to change or disregard
such limit from time to time as it deems
appropriate.  The Depositary will also set
limits with respect to the number of
American Depositary Shares and Shares
involved in transactions to be done under the
Deposit Agreement with any one person on
a case by case basis as it deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing. The
Company will have no liability whatsoever
to the Depositary or any Owner with respect
to any representations, actions or omissions
by the Depositary or any Owner pursuant to
this Article 8.
ARTICLE 9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt, and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
(and to the American Depositary Shares
evidenced hereby), when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument; provided, however, that, until a
Receipt shall have been transferred on the
books of the Depositary as provided in
Section 2.4 of the Deposit Agreement, the
Depositary, notwithstanding any notice to
the contrary, may treat the owner hereof as
the absolute owner hereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes.
ARTICLE 10.	VALIDITY OF
RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual signature
of a duly authorized signatory or, if a
Registrar shall have been appointed, by the
manual signature of a duly authorized
officer of the Registrar, and such execution
of any Receipt by manual signature shall be
conclusive evidence, and the only evidence,
that such Receipt has been duly executed
and delivered hereunder.
ARTICLE 11.	REPORTS;
INSPECTION OF TRANSFER BOOKS.
      Upon effectiveness of the
termination of the Companys reporting
requirements under the Securities Exchange
Act of 1934, as amended (the Exchange
Act), the Company shall make available
certain public reports and documents
required by foreign law or otherwise under
Rule 12g3-2(b) under the Exchange Act at
the Companys internet web site or through
an electronic information delivery system.
      The Depositary will make available
for inspection by Owners at its Corporate
Trust Office and at the office of the
Custodian any reports and communications,
including any proxy soliciting material and
any information required to be filed in
connection with an election by an Owner to
treat the Company as a qualified electing
fund for purposes of United States Federal
income taxation, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners copies of such reports when
furnished by the Company pursuant to the
Deposit Agreement.
      The Depositary will keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners,
provided that such inspection shall not be
for the purpose of communicating with
Owners in the interest of a business or object
other than the business of the Company or a
matter related to the Deposit Agreement, the
Receipts, the Shares, or the Memorandum
and Articles of Association of the Company.
ARTICLE 12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, subject to the Deposit Agreement,
convert such dividend or distribution into
dollars and will distribute the amount thus
received (net of expenses, taxes and fees as
provided in Sections 4.5, 4.11 and 5.9 of the
Deposit Agreement) to the Owners of
Receipts entitled thereto.  In the event that
the Company or the Depositary is required
to withhold and does withhold from any
cash dividend or other cash distribution in
respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Owners for American
Depositary Shares representing such
Deposited Securities shall be reduced
accordingly.
      Whenever the Depositary receives
any distribution other than cash or Shares
upon any Deposited Securities, the
Depositary will cause the securities or
property received by it to be distributed to
the Owners of Receipts entitled thereto, in
any manner that the Depositary may deem
equitable and practicable for accomplishing
such distribution; provided, however, that if
in the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason (including
any requirement that the Company or the
Depositary withhold an amount on account
of taxes) the Depositary, after consultation
with the Company, deems such distribution
not to be feasible, the Depositary may adopt
such method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, if permitted, and
subject to applicable law, the sale (at public
or private sale) of the securities or property
thus received, or any part thereof, and the
net proceeds of any such sale shall be
distributed by the Depositary to the Owners
entitled thereto as in the case of a
distribution received in cash.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, upon prior consultation
with and approval of the Company, and shall
if the Company shall so request, distribute to
the Owners of outstanding Receipts entitled
thereto, additional Receipts evidencing an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free
distribution.  In lieu of delivering Receipts
for fractional American Depositary Shares
in any such case, the Depositary will sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in Section 4.1 of
the Deposit Agreement.  If additional
Receipts are not so distributed, each
American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax which the
Depositary is obligated to withhold, the
Depositary may dispose of all or a portion of
such property (including Shares and rights to
subscribe therefor) in such amounts and in
such manner as the Depositary deems
necessary and practicable to pay any such
taxes, by public or private sale, if permitted,
and subject to applicable law, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes to the Owners entitled thereto.
ARTICLE 13.	CONVERSION OF
FOREIGN CURRENCY.
      Whenever the Depositary shall
receive Foreign Currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the Foreign Currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such Foreign
Currency into Dollars, and such Dollars (net
of any conversion expenses of the
Depositary) shall be distributed to the
Owners entitled thereto or, if the Depositary
shall have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions or otherwise.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable, provided, however, that the
Company shall not be obligated to make any
such filings.
      If at any time the Depositary shall
determine that in its judgment any Foreign
Currency received by the Depositary is not
convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the Foreign Currency (or an appropriate
document evidencing the right to receive
such Foreign Currency) received by the
Depositary to, or in its discretion may hold
such Foreign Currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
      If any such conversion of Foreign
Currency, in whole or in part, cannot be
effected for distribution to some of the
owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the
Foreign Currency received by the
Depositary to, or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled thereto.  If the Depositary
holds such balance for the accounts of the
Owners it will distribute to such Owners
appropriate warrants or other instruments
evidencing their rights to receive such
balance.
ARTICLE 14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall,
after consultation with the Company, have
discretion as to the procedure to be followed
in making such rights available to the
Owners of Receipts or in disposing of such
rights on behalf of such Owners and making
the net proceeds (net of expenses, taxes and
fees as provided in Sections 4.5, 4.11 and
5.9 of the Deposit Agreement) available in
Dollars to such owners or, if by the terms of
such rights offering or, for any other reason,
the Depositary may not either make such
rights available to any Owners or dispose of
such rights and make the net proceeds
available to such Owners, then the
Depositary shall allow the rights to lapse;
provided, however, that the Depositary will,
if requested by the Company, take action as
follows:
            (i)	if at the time of the
offering of any rights the Depositary
determines that it is lawful and feasible to
make such rights available to Owners by
means of warrants or otherwise, the
Depositary shall distribute warrants or other
instruments therefor in such form as it may
determine, in proportion of the number of
American Depositary Shares representing
such Deposited Securities held by them,
respectively, or employ such other method
as it may deem feasible in order to facilitate
the exercise, sale or transfer of rights by
such Owners; or
            (ii)	if at the time of the
offering of any rights the Depositary
determines that it is not lawful and feasible
to make such rights available to Owners by
means of warrants or otherwise, or if the
rights represented by such warrants or such
other instruments are not exercised and
appear to be about to lapse, the Depositary
in its discretion may sell such rights or such
warrants or other instruments at public or
private sale, at such place or places and
upon such terms as it may deem proper, and
may allocate the proceeds of such sales (net
of expenses, taxes and fees as provided in
Sections 4.5, 4.11 and 5.9 of the Deposit
Agreement) for account of the Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practicable basis without regard to any
distinctions among such Owners because of
exchange restrictions, the date of delivery of
any Receipt or Receipts or otherwise.
      The Depositary shall not be
responsible for any failure to determine
properly that it is:
            (i)	feasible to make such
rights available to Owners, provided that it
makes such determination in good faith and
without negligence; or
            (ii)	lawful to make such
rights available to Owners, provided that if
the Issuer furnishes the Depositary with an
opinion of United States counsel, which
counsel is reasonably satisfactory to the
Depositary, as to the lawfulness of making
such rights available to Owners, the
Depositary shall be entitled to and shall
make such determination in accordance with
such opinion.
      If registration under the Securities
Act of 1933 of the securities to which any
rights relate is required in order for the
Company to offer such rights to Owners and
sell the securities represented by such rights,
the Company and the Depositary will not be
required to offer such rights to the Owners
under any circumstances.  The Depositary
will not offer any such rights to Owners in
the United States or to any U.S. person (each
as defined in Regulation S under the
Securities Act of 1933), unless and until
such a registration statement is in effect, or
unless the offering and sale of such
securities to the Owners of such Receipts are
exempt from registration under the
provisions of such Act.  Nothing in this
Article 14 or in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement or
endeavor to have such a registration
statement declared effective so as to allow
rights to be made available to Owners of the
Receipts.
ARTICLE 15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary will,
after consultation with the Company, fix a
record date which shall, insofar as is
practicable, be the same date as the record
date established by the Company in respect
of the Shares for the determination of the
Owners who will be entitled to receive such
dividend, distribution or rights, or the net
proceeds of the sale thereof, or to give
instructions for the exercise of voting rights
at any such meeting, or for fixing the date on
or after which each American Depositary
Share will represent the changed number of
Shares.
ARTICLE 16.	VOTING OF
DEPOSITED SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall,
as soon as practicable after the fixing of a
record date, mail to the Owners a notice, the
form of which notice shall be in the sole
discretion of the Depositary, which shall
contain (a) such information as is contained
in such notice of meeting and (b) a statement
that the Owners as of the close of business
on a specified record date will be entitled,
subject to any applicable provision of law
and of the Memorandum and Articles of
Association of the Company and the
Deposited Securities, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares.  Upon the written request
of an Owner on such record date, received
on or before the date established by the
Depositary for such purpose, the Depositary
shall endeavor insofar as practicable to vote
or cause to be voted the amount of Shares or
other Deposited Securities represented by
the American Depositary Shares evidenced
by such Receipt in accordance with the
instructions set forth in such request. The
Depositary will not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions.
The Company shall be under no obligation
to verify instructions received from Owners
and voted upon by the Depositary.
      Such voting is subject to the
provisions of Article 23.
ARTICLE 17.	CHANGES
AFFECTING DEPOSITED
SECURITIES.
      Upon any change in nominal value,
par value, split-up, consolidation or any
other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation or
sale of assets affecting the Company or to
which it is a party, any securities which shall
be received by the Depositary or the
Custodian in exchange for or in conversion
of or in respect of Deposited Securities shall
be treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent, in addition to existing Deposited
Securities, the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may with the Companys
approval, and shall if the Company shall so
request, execute and deliver additional
Receipts as in the case of a dividend on the
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically evidencing and
referring to such new Deposited Securities.
ARTICLE 18.	LIABILITY OF
THE COMPANY AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their directors,
employees, agents or controlling persons (as
defined under the Securities Act of 1933)
shall incur any liability to any Owner or
holder of any Receipt, if by reason of any
provision of any present or future law of the
United States, the United Kingdom or any
other country, or of any other governmental
authority, or by reason of any provision,
present or future, of the Memorandum and
Articles of Association of the Company or
the Deposited Securities, or by reason of any
act of God or war or other circumstances
beyond its control, the Depositary or the
Company or any of their directors,
employees, agents or controlling persons,
shall be prevented or forbidden from doing
or performing any act or thing which by the
terms of the Deposit Agreement or the
Deposited Securities it is provided shall be
done or performed, nor shall the Depositary
or the Company be obligated to do or
perform any act or thing which obligation is
inconsistent with the provisions of the
Deposit Agreement; nor shall the Depositary
or the Company or any of their directors,
employees, agents or controlling persons,
incur any liability to any Owner or holder of
a Receipt by reason of any non-performance
or delay, caused as aforesaid, in the
performance of any act or thing which by
the terms of the Deposit Agreement it is
provided shall or may be done or performed,
or by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement or the Memorandum and
Articles of Association of the Company.
Where, by the terms of a distribution
pursuant to Section 4.1, 4.2, or 4.3 of the
Deposit Agreement, or an offering or
distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners, and the
Depositary may not dispose of such
distribution or offering on behalf of such
owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary nor
any of their directors, employees, agents or
controlling persons (as defined under the
Securities Act of 1933), assumes any
obligation or shall be subject to any liability
under the Deposit Agreement to Owners or
holders of Receipts, except that they shall
act in good faith and use their best
judgement in performing their obligations
specifically set forth in the Deposit
Agreement. Other than such obligation to
act in good faith and use its best judgment,
the Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company nor any of
their directors, employees, agents or
controlling persons (as defined under the
Securities Act of 1933) shall be under any
obligation to appear in, prosecute or defend
any action, suit, or other proceeding in
respect of any Deposited Securities, or any
American Depositary Shares or in respect of
the Receipts, which in its opinion may
involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability be furnished as often as
may reasonably be required, and the
Custodians shall not be under any obligation
whatsoever with respect to such
proceedings, the responsibility of the
Custodians being solely to the Depositary.
Neither the Depositary nor the Company nor
any of their directors, employees, agents or
controlling persons (as defined under the
Securities Act of 1933) shall be liable for
any action or nonaction by it in reliance
upon the advice of or information from legal
counsel, accountants, any person presenting
Shares for deposit, any Owner or holder of a
Receipt, or any other person believed by it
in good faith to be competent to give such
advice or information.  The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or nonaction is in good faith and in
accordance with the terms of the Deposit
Agreement.  The Depositary shall not be
liable for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with a matter
arising wholly after the removal or
resignation of the Depositary, provided that
the Depositary exercised its best judgment
and good faith while it acted as Depositary.
The Company has agreed to indemnify the
Depositary and the Custodian against, and
hold each of them harmless from, any
liability or expense which may arise out of
acts performed or omitted, in accordance
with the provisions of the Deposit
Agreement and of the Receipts, as the same
may be amended, modified, or
supplemented from time to time, (i) by
either the Depositary or the Custodian,
except for any liability or expense arising
out of the negligence or bad faith of either of
them, or (ii) by the Company or any of its
agents.  Any person seeking indemnification
under the above provision shall notify the
Company of the commencement of any
indemnifiable action or claim promptly after
such person becomes aware of such
commencement and shall consult in good
faith with the Company as to the conduct of
the defense of such action or claim,
including the compromise or settlement
thereof.  No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement or this
Receipt.  The Depositary has agreed to
indemnify the Company and hold it
harmless from any liability or expense
(including fees and expenses of counsel)
which may arise out of acts performed or
omitted by the Depositary or the Custodian
due to their negligence or bad faith.
ARTICLE 19.	RESIGNATION
AND REMOVAL OF THE
DEPOSITARY; APPOINTMENT OF
SUBSTITUTE OR ADDITIONAL
CUSTODIANS.
      The Depositary may at any time
resign as Depositary hereunder by written
notice of its election so to do delivered to
the Company, such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by written
notice of such removal, effective upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of the
Owners to do so, it may appoint a substitute
or additional custodian approved by the
Company (such approval not to be
unreasonably withheld).
ARTICLE 20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners shall,
however, not become effective as to
outstanding Receipts until the expiration of
30 days after notice of such amendment
shall have been given to the Owners of
outstanding Receipts.  Every Owner of a
Receipt at the time any amendment so
becomes effective shall be deemed, by
continuing to hold such Receipt, to consent
and agree to such amendment and to be
bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
evidenced thereby except as required by
law.
ARTICLE 21.	TERMINATION
OF DEPOSIT AGREEMENT.
      The Depositary will at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of termination to the Company and
the Owners of all Receipts then outstanding
at least 30 days prior to the date fixed for
such termination if at any time 60 days shall
have expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in
Section 5.4 of the Deposit Agreement.  If
any Receipts shall remain outstanding after
the date of termination, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights as
provided in the Deposit Agreement, and
shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the terms
and conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges).   At any time after the expiration
of two years from the date of termination,
the Depositary may sell the Deposited
Securities then held under the Deposit
Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash and except for its obligations to
the Company with respect to
indemnification. Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary with respect to
indemnification, charges, and expenses.
ARTICLE 22.	COMPLIANCE
WITH U.S. SECURITIES LAWS.
      Notwithstanding any provisions in
this Receipt or the Deposit Agreement to the
contrary, the Company and the Depositary
have each agreed that it will not exercise any
rights it has under the Deposit Agreement or
this Receipt to prevent the withdrawal or
delivery of Deposited Securities in a manner
which would violate the United States
securities laws, including, but not limited to,
Section I A(1) of the General Instructions to
the Form F-6 Registration Statement, as
amended from time to time, under the
Securities Act of 1933.
ARTICLE 23.	DISCLOSURE OF
INTERESTS.
      Notwithstanding any other provision
of the Deposit Agreement, and without
prejudice to the disclosure obligations in respect of Shares contained in the Articles and the Companies Act 1985 of Great
Britain (the Companies Act) and the
remedies of the Company under the Articles and the Companies Act for noncompliance therewith, each Owner agrees to comply with requests from the Company or the Depositary made under the Articles or the Companies Act as it currently exists at the date of the Deposit Agreement or as the same may be amended or modified or under any similar law as may be enacted, to provide information as to the capacity in which such Owner owns Receipts and regarding the identity of any other person interested (as defined in the Companies Act) in such Receipts and the nature of such interest. Each Owner acknowledges that failure to comply with such a request may result, inter alia, in the withdrawal of the voting rights attaching to the Shares underlying such Owners Receipts and, if such Shares represent 0.25 percent or more of the issued Shares, the imposition of restrictions on the rights to transfer, or to receive distributions relating to, the Shares underlying such Receipts. The Depositary agrees to use its reasonable best efforts to forward any such requests from the Company to the Owner or to take any other reasonable actions specified by the
Company to obtain such information.
      In addition, any holder of a Receipt
who is or becomes directly or indirectly interested (within the meaning of the Companies Act) in 3% or more (or such other amount as may be required by the Companies Act) of the outstanding Shares, or is aware that another person for whom it holds such Receipt is so interested, shall within two business days (or such other time as may be required by the Companies Act) after becoming so interested or so aware, and thereafter upon certain changes in such interest, notify the Company as required by the Companies Act.


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